Exhibit 10.4

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of December 16, 2024, is entered into by and among The Shyft Group Inc., a Michigan corporation (“Shyft”), PCS Holding AG, a Swiss Aktiengesellschaft (“PCS”), Peter Spuhler (“PS”), Barend Fruithof ("BF") and Gebuka AG, a Swiss Aktiengesellschaft (“Gebuka”) that are shareholders in Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (“Aebi Schmidt”) and that have become parties to this Agreement by virtue of executing a counterpart hereto (each PCS, PS, BF and Gebuka, a “Covered Person”). Any capitalized term that is used, but not defined, herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, Aebi Schmidt, Shyft, ASH US Group, LLC, a newly formed Delaware limited liability company and direct, wholly owned Subsidiary of Aebi Schmidt (“Holdco”), and Badger Merger Sub Inc., a newly formed Michigan corporation and direct, wholly owned Subsidiary of Holdco (“Merger Sub”) have, prior to or concurrently with the execution and delivery hereof, entered or will enter into an Agreement and Plan of Merger dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into Shyft, with Shyft surviving the merger as a direct, wholly owned Subsidiary of Holdco and an indirect, wholly owned Subsidiary of Aebi Schmidt, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as an inducement to Shyft’s willingness to enter into the Merger Agreement and the other Ancillary Agreements to which it is a party, each Covered Person, has agreed to execute and deliver this Agreement; and

WHEREAS, as of the date hereof, each Covered Person is, and as of the Closing Date, each Covered Person will be (subject to transfer between BF and other Covered Persons permitted under Section 5 and any additional shares or effect of share adjustment pursuant to Section 7), the record and beneficial holder of the number of shares of Aebi Schmidt Common Stock and, if applicable, the number of Aebi Schmidt Equity Awards, in each case, set forth in Annex I hereto (all such shares of Aebi Schmidt Common Stock and Aebi Schmidt Equity Awards and all other Equity Interests of Aebi Schmidt or any of its Subsidiaries held by such Covered Person, including (i) any Equity Interests of Aebi Schmidt or any of its Subsidiaries acquired by such Covered Person after the date hereof, and (ii) any Equity Interests of Aebi Schmidt or any of its Subsidiaries issued upon conversion or exercise of any of the foregoing, such Covered Person’s “Covered Securities”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), each of the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Voting and other Support.

(a)       Voting. Each Covered Person agrees (i) at any meeting of the shareholders of Aebi Schmidt at which any transaction or other matter contemplated by the Merger Agreement or the Ancillary Agreements is proposed to be voted on, to be present or to cause all its shares of Aebi Schmidt Common Stock to be represented and to vote or cause to be voted (including by written consent) all its shares of Aebi Schmidt Common Stock in favor of such proposed transaction or other matter, including in particular (but not limited to) (1) the amendment of the articles of incorporation of Aebi Schmidt as contemplated by Section 7.14 of the Merger Agreement (2) the share combination and share split (ratio 2:15) as well as the ordinary capital increase by issuing a number of shares of Aebi Schmidt New Common Stock necessary such that the total number of issued and outstanding shares of Aebi Schmidt New Common Stock as of immediately following the Effective Time equals approximately 77,599,384 (to be adjusted as necessary depending on the number of shares of Shyft Common Stock issued and outstanding as of immediately prior to the Effective Time, other than the Excluded Shares, to be converted pursuant to this Agreement) (3) the change of the currency of the share capital from CHF to USD as well as a capital decrease (with allocation of the reduction amount to the capital reserve) to round down the nominal value of Aebi Schmidt Common Stock to USD 1.00 , and (4) the election of the members of the Board of Directors of Aebi Schmidt effective upon Closing in accordance with Section 7.14 of the Merger Agreement) and (5) any matter required or desirable for the registration of the shares of Aebi Schmidt Common Stock with the SEC and the listing of such shares on Nasdaq.

(b)       Other support. Furthermore, each Covered Person agrees at any relevant meeting of the shareholders of Aebi Schmidt, to be present or to cause all its shares of Aebi Schmidt Common Stock to be represented and to vote or cause to be voted (including by written consent), all of its shares of Aebi Schmidt Common Stock against (1) any Aebi Schmidt Acquisition Proposal, (2) any reorganization, recapitalization, liquidation or winding-up of Aebi Schmidt or any other extraordinary transaction involving Aebi Schmidt, (3) any action, agreement or transaction involving Aebi Schmidt or its Affiliates that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger and the other Transactions, and (4) any action or agreement that would reasonably be expected to result in a breach or violation of any covenant, representation or warranty or any other obligation of such Covered Person contained in this Agreement.

(c)       Adherence to Agreements. Each Covered Person agrees to (i) enter at Closing into the applicable Relationship Agreement and take any other action required to be taken from the date hereof through the Closing in their capacities as shareholders of Aebi Schmidt, (ii) to the extent within its powers (including, if such Covered Person is a director or officer of Aebi Schmidt, Holdco or Merger Sub, by exercising such Covered Person’s powers as director or officer accordingly and if any Representatives of such Covered Person hold any office as director or officer of Aebi Schmidt, HoldCo or Merger Sub, by giving directions to such Representatives consistent with this obligation, in each case subject to any applicable fiduciary duties), cause the Board of Directors of Aebi

Schmidt to convene the extraordinary shareholders’ meeting and submit the relevant proposals to a vote, and (iii) take any action reasonably requested by Shyft and within the reasonable powers of such Covered Person to make effective the Merger and the other Transactions contemplated by the Merger Agreement or the Ancillary Agreements.

2.       Representations and Warranties. Each Covered Person hereby makes the representations and warranties set forth on Annex II hereto, severally and not jointly, to Shyft, as of the date hereof and as of the Closing, and as to itself, himself or herself only. Shyft hereby makes the representations and warranties set forth on Annex III, to each Covered Person, as of the date hereof and as of the Closing.

3.       Actions.

(a)       Each Covered Person acknowledges and agrees that such Person will not bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit, order or proceeding, at law or in equity and whether derivative or otherwise, in any court or before any Governmental Authority, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, including any such claim (i) which challenges the validity of or seeks to enjoin the valid operation of any provision of this Agreement, the Merger Agreement or any of the other Ancillary Agreements, (ii) which seeks to invalidate, declared null and void or otherwise challenge the resolutions of the shareholders' meeting or meetings or the boards of directors of Aebi Schmidt (in particular those referred to in Section 1(a) above), HoldCo or MergerSub contemplated by the Merger Agreement or the Ancillary Agreements or otherwise taken by them in furtherance of the Merger in accordance with the terms of the Merger Agreement, or (iii) alleging a breach of any fiduciary or other duty of the Board of Directors of Aebi Schmidt in connection with the Merger Agreement or the Transactions, provided that nothing herein shall exclude any action based on grounds reserved by mandatory law such as fraud or duress. Such Covered Person hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing.

(b)       Each Covered Person hereby covenants and agrees that such Person shall not take any action that would prevent, or would reasonably be expected to delay in any material respect, the Merger and the other Transactions.

4.       Disclosure. Each Covered Person hereby (i) authorizes Shyft and Aebi Schmidt to publish and disclose in any press release, announcement or other disclosure in connection with the Transactions, including the Proxy Statement, Registration Statement and any other applicable filings under the Exchange Act or the Securities Act, such Covered Person’s identity and ownership of shares of Aebi Schmidt Common Stock and the nature of its obligations under this Agreement, and (ii) agrees that it shall promptly (A) furnish to Shyft and Aebi Schmidt any information that Shyft and Aebi Schmidt may reasonably request for the preparation of any such announcement or disclosure and (B) notify Shyft and Aebi Schmidt of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.       Transfer Restrictions. Except as contemplated by this Agreement or with the prior written consent of Shyft (which it may withhold in its sole discretion), each Covered Person agrees not to take any action to, directly or indirectly, (i) offer or contract to sell, sell, assign, transfer, pledge, encumber, subject to a Lien or otherwise dispose of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), (ii) deposit into a voting trust or enter into a voting agreement or arrangement with respect to any such securities or grant any proxy, power of attorney or any other authorizations or consents with respect thereto, (iii) enter into any contract, option or other arrangement, understanding or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of or transfer of any interest in or the voting of such securities or (iv) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, in each case, whether any such transaction described in clauses (i) through (iv) above is to be settled by delivery of securities, in cash or otherwise, and whether any such transaction is made or executed by or on behalf of someone other than such Covered Person (any such transaction of any type described in the foregoing clauses (i) through (iv), a “Transfer”) any of its Covered Securities (or any beneficial ownership therein or portion thereof) provided that (i) BF shall be permitted to Transfer up to 100,000 Covered Securities (such number to be adjusted to reflect any stock split, if applicable) to (a) PCS or its Affiliates and (b) Gebuka or its Affiliates and (ii) PCS and Gebuka AG (including their respective Affiliates) shall each be permitted to purchase and receive from BF such Transferred Covered Securities.

6.       No Solicitation. No Covered Person shall take any action that Aebi Schmidt would then be prohibited from taking under Section 5.02 of the Merger Agreement (“Non-solicitation by Aebi Schmidt”1).

1        Section 5.02 of the Merger Agreement reads the following:

(a)       From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Aebi Schmidt shall not, and shall cause its Subsidiaries and controlled Affiliates, and its and their respective equityholders, officers and directors not to, and shall use reasonable best efforts to cause its and its Subsidiaries’ respective other Representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Aebi Schmidt Acquisition Proposal or the making of any proposal that could reasonably be expected to lead to an Aebi Schmidt Acquisition Proposal; (ii) continue, conduct, engage, enter into or participate in any discussions or negotiations with, furnish any information relating to Aebi Schmidt or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Aebi Schmidt or any of its Subsidiaries to, otherwise cooperate in any way with, any Third Party (or its potential source of financing) that Aebi Schmidt knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, an Aebi Schmidt Acquisition Proposal; (iii) enter into or approve, recommend or declare advisable for Aebi Schmidt or any of its Subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement or any other similar

7.       Further Assurances. Each Covered Person will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the Transactions.

8.       Additional Shares; Adjustments.

(a)       Additional Shares. If any Covered Person acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of Aebi Schmidt Common Stock or other voting interests with respect to Aebi Schmidt, such shares of Aebi Schmidt Common Stock or voting interests shall, without further action of the parties, be deemed Covered Securities, the number of shares of Aebi Schmidt Common Stock held by such Covered Persons shall be deemed amended accordingly, and such shares of Aebi Schmidt Common Stock or voting interests shall automatically become subject to the terms of this Agreement. Each Covered Person shall promptly notify Shyft of any such event.

(b)       Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of Aebi Schmidt on, of or affecting the Covered Securities, then the terms of this Agreement shall apply to the Covered Securities received in respect of the Covered Securities by such Covered Person immediately following the effectiveness of the events described in this Section 8, as though they were Covered Securities hereunder.

9.       Limitation on Shyft’s Liability. Each of the parties hereto acknowledges and agrees that Shyft does not have any obligation by virtue of this Agreement to effect the Closing, and neither Shyft nor any of its Affiliates nor any of their respective directors, officers, employees or agents shall have any liability whatsoever hereunder, or in connection herewith or otherwise, for any failure to effect the Closing (whether or not such failure is (or is deemed to be) in breach of the Merger Agreement, this Agreement or otherwise). For the avoidance of agreement relating to or constituting an Aebi Schmidt Acquisition Proposal; or (iv) approve, authorize, resolve, propose or agree to do any of the foregoing.

(b)       Aebi Schmidt shall, and shall cause its Subsidiaries, and shall direct its and their respective Representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Aebi Schmidt Acquisition Proposal. To the extent that it has not done so prior to the date hereof, Aebi Schmidt shall promptly request that each Third Party, if any, that has executed a confidentiality agreement with Aebi Schmidt or its Affiliates within the 12-month period prior to the date hereof in connection with its consideration of any Aebi Schmidt Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of Aebi Schmidt or any of its Subsidiaries.

doubt, this Section 9 shall not affect or prejudice any claim of Aebi Schmidt against Shyft or any liability of Shyft towards Aebi Schmidt under or in connection with the Merger Agreement.

10.       Specific Performance.

(a)       Subject to Section 10(b), (i) each party hereto acknowledges and agrees that the other parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, (ii) therefore, notwithstanding anything to the contrary set forth in this Agreement, each party hereto hereby agrees that the other parties shall be entitled to seek an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any other party.

(b)       Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Covered Person or any other Person have any right whatsoever to cause Shyft or any of its Affiliates to consummate the Closing, and in no event shall any other party hereto or any other Person be entitled to seek or obtain any injunction or injunctions to compel Shyft or any of its Affiliates to consummate the Closing, except for the right of Aebi Schmidt to seek specific performance of the obligations of Shyft pursuant to the express terms of Section 10.09 of the Merger Agreement (but subject to the limitations set forth therein), without prejudice to the contractual rights of Aebi Schmidt arising under or in connection with the Merger Agreement (including a remedy of Aebi Schmidt to require specific performance, if available).

11.       Governing Law; Exclusive Jurisdiction; WAIVER OF JURY TRIAL.

(a)       THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject to jurisdiction thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state court located in the State of Delaware). The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Applicable Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in such manner as may be permitted by Applicable Law shall be valid and sufficient service thereof.

(b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

(c)       EACH COVERED PERSON HEREBY IRREVOCABLY DESIGNATES UNITED CORPORATE SERVICES, INC. (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT 874 WALKER ROAD, SUITE C, DOVER, DE 19904, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT. EACH COVERED PERSON SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY

TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

12.       Termination. This Agreement shall automatically terminate and be of no further force or effect upon: (a) the Effective Time; (b) the date on which the Merger Agreement terminates in accordance with its terms or (c) the termination of this Agreement by mutual written consent of the parties hereto; provided, that nothing set forth in this Section 12 shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

13.       Counterparts; Entire Agreement; Amendment, Form.

(a)       This Agreement may be executed in any number of counterparts (including by electronic means) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and all of which shall collectively be considered one and the same agreement. This Agreement, together with the Merger Agreement and any other Ancillary Agreements to which the parties hereto are party, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, whether written, oral or implied, between or among any of the parties with respect to the subject matter hereof and shall not be assigned by operation of law or otherwise. This Agreement, including this Section 13 may be amended or waived only by, in the case of an amendment, an instrument in writing signed by Shyft, on the one hand, and each Covered Person to which such amendment will be effective, on the other hand and, in the case of a waiver by the party against whom the waiver is to be effective.

(b)       To the extent permitted by applicable law, this Agreement may be signed in person or by means of electronic signature or e-signature, be it a qualified or simple (non-recognized) electronic signature (including DocuSign), or by other physical or electronic addition of a signature. This Agreement may be delivered by electronic transmission (e.g., email delivery in .pdf format or similar format). Any copy so signed and delivered shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof signed and delivered in person.

14.       Interpretation. Section 10.01 of the Merger Agreement is incorporated herein by reference, mutatis mutandis.

15.       Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

16.       Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without Shyft’s prior written consent. The Covered Persons agree to be responsible for compliance with this Agreement by any Affiliate of the Covered Person, and any breach of this Agreement by any such Affiliates shall be deemed a breach by the Covered Person.

17.       Trusts. If applicable, for purposes of this Agreement, each Covered Person with respect to any Covered Securities held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

THE SHYFT GROUP, INC.

By:	/s/ John Dunn
	Name:	John Dunn
	Title:	President and Chief Executive Officer

Address for notices:

The Shyft Group, Inc. 41280 Bridge Street Novi, Michigan 48375 Attention: Josh Sherbin Email: josh.sherbin@theshyftgroup.com with a copy to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: James P. Dougherty Email: james.dougherty@davispolk.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

PCS Holding AG

By:	/s/ Peter Spuhler
Peter Spuhler
Chair of the Board of Directors

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

Gebuka AG

/s/ Dr. Gerold Büttiker
Dr. Gerold Büttiker
Chair of the Board of Directors

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

/s/ Peter Spuhler
Peter Spuhler

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

/s/ Barend Fruithof
Barend Fruithof

[Signature Page to Support Agreement]